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                                                                     Exhibit 5.1


                                                                November 4, 2003

mPhase Technologies, Inc.
587 Connecticut Avenue
Norwalk, CT 06854

Re: Registration Statement on Form S-1 Relating to 70,808,569 Shares of Common Stock

Ladies and Gentlemen:

         I am a General Counsel of mPhase Technologies, Inc., a New Jersey corporation (the "Company"), I am familiar with the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), on November 4, 2003, with respect to the registration of the resale from time to time of up to 70,808,569 share (the "Shares") of the Company's common stock, par value $.01 per share, by certain stockholders of the Company. Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the "Registration Statement."

         I have examined the originals or certified copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations, as I have deemed relevant and necessary as the basis for the opinions set forth below.

         Based upon my examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that I have examined, I am of the opinion that the Shares have been duly authorized and that they are validly issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement relating to the securities described above and to the use of my name under the heading "Legal Opinion" in the related prospectus. In giving this consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    Very truly yours,



                                    Martin S. Smiley, Esq.
                                    General Counsel